Exhibit 99.1

RealPage Reports Second Quarter 2019 Financial Results

RICHARDSON, Texas--(BUSINESS WIRE)--August 1, 2019--RealPage, Inc. (NASDAQ:RP), a leading global provider of software and data analytics to the real estate industry, today announced financial results for the second quarter ended June 30, 2019.

Second Quarter 2019 Financial Highlights

  GAAP total revenue of $243.9 million, an increase of 13% year-over-year;
  Net income of $15.1 million, or $0.16 in net income per diluted share, a year-over-year increase of 78% for each;
  Adjusted EBITDA of $68.2 million, an increase of 19% year-over-year; and
  Non-GAAP net income of $40.0 million, or $0.43 in non-GAAP net income per diluted share, a year-over-year increase of 24% and 16%, respectively.

Comments on the News

“Our strategic platform enables owners of rental real estate to increase yields on their assets and better position for any future softening in market dynamics,” said Steve Winn, Chairman and CEO of RealPage. “At our recent RealWorld user conference we outlined our thesis that technology spending in the rental real estate industry will increase going forward due to the introduction of innovative new ways to capture yield from ancillary sources of revenue by more effectively monetizing space. We introduced 7 new innovations at RealWorld that do just that.”

“Second quarter financial performance was solid with total revenue growth of 13% and adjusted EBITDA growth of 19%,” said Tom Ernst, CFO and Treasurer of RealPage. “For the remainder of 2019, our investment focuses will be on driving Yes-To-Success improvements, accelerating innovation, and providing our sales teams with the resources to market new innovation more effectively.”

2019 Financial Outlook

RealPage management expects to achieve the following results during the third quarter ending September 30, 2019:

  GAAP total revenue is expected to be in the range of $253 million to $255 million;
  GAAP net income per diluted share is expected to be in the range of $0.11 to $0.13;
  Non-GAAP total revenue is expected to be in the range of $253 million to $255 million;
  Adjusted EBITDA is expected to be in the range of $71 million to $73 million;
  Non-GAAP net income per diluted share is expected to be in the range of $0.44 to $0.46;
  Non-GAAP diluted weighted average shares outstanding are expected to be approximately 94.7 million.

RealPage management expects to achieve the following results during the calendar year ending December 31, 2019:

  GAAP total revenue is expected to be in the range of $987 million to $995 million;
  GAAP net income per diluted share is expected to be in the range of $0.54 to $0.59;
  Non-GAAP total revenue is expected to be in the range of $987 million to $995 million;
  Adjusted EBITDA is expected to be in the range of $278 million to $283 million;
  Non-GAAP net income per diluted share is expected to be in the range of $1.73 to $1.77;
  Non-GAAP diluted weighted average shares outstanding are expected to be approximately 94.4 million.

Conference Call Information; Presentation Slides

The Company will host a conference call at 5:00 p.m. EDT today to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast and view presentation slides at : https://78449.themediaframe.com/dataconf/productusers/rlpg/mediaframe/31595/indexl.html. In addition, a live dial-in is available domestically at 877-407-9128 and internationally at 201-493-6752. A replay will be available at 877-660-6853 or 201-612-7415.

About RealPage

RealPage is a leading global provider of software and data analytics to the real estate industry. Clients use our platform to improve operating performance and increase capital returns. Founded in 1998 and headquartered in Richardson, Texas, RealPage currently serves nearly 12,300 clients worldwide from offices in North America, Europe and Asia. For more information about the company, visit https://www.realpage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements relating to RealPage, Inc.’s strategy, goals, future focus areas, and expected, possible or assumed future results, including its financial outlook for the third quarter ending September 30, 2019 and calendar year ending December 31, 2019, the ability of our strategic platform to enable owners of rental real estate to increase yields on their assets and better position for any future softening in market dynamics, our thesis that technology spending in the rental real estate industry will increase going forward due to the introduction of innovative new ways to capture yield from ancillary sources of revenue by more effectively monetizing space, and the investment focus on driving Yes-To-Success improvements, accelerating innovation, and providing our sales teams with the resources to market new innovation more effectively. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The Company may be required to revise its results contained herein upon finalizing its review of quarterly and full-year results and completion of the annual audit, which could cause or contribute to such differences. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or uncertainty, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in client cancellations; (d) the inability to increase sales to existing clients and to attract new clients; (e) RealPage’s failure to integrate recent or future acquired businesses successfully or to achieve expected synergies, including the recently completed acquisitions of LeaseTerm Solutions, Hipercept and SimpleBills; (f) the timing and success of new product introductions by RealPage or its competitors; (g) changes in RealPage’s pricing policies or those of its competitors; (h) legal or regulatory proceedings; (i) the inability to achieve revenue growth or to enable margin expansion; (j) changes in RealPage’s estimates with respect to its long-term corporate tax rate or any other impact from the Tax Cuts and Jobs Act; and (k) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by RealPage, including its Annual Report on Form 10-K previously filed with the SEC on February 27, 2019 and its Quarterly Report on Form 10-Q previously filed with the SEC on May 8, 2019. All information provided in this release is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.

Explanation of Non-GAAP Financial Measures

The company reports its financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, the company believes that, in order to properly understand its short-term and long-term financial, operational and strategic trends, it may be helpful for investors to exclude certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These non-cash or non-recurring items result from facts and circumstances that vary in both frequency and impact on continuing operations. The company also uses results of operations excluding such items to evaluate the operating performance of RealPage and compare it against prior periods, make operating decisions, determine executive compensation, and serve as a basis for long-term strategic planning. These non-GAAP financial measures provide the company with additional means to understand and evaluate the operating results and trends in its ongoing business by eliminating certain non-cash expenses and other items that RealPage believes might otherwise make comparisons of its ongoing business with prior periods more difficult, obscure trends in ongoing operations, reduce management’s ability to make useful forecasts, or obscure the ability to evaluate the effectiveness of certain business strategies and management incentive structures. In addition, the company also believes that investors and financial analysts find this information to be helpful in analyzing the company’s financial and operational performance and comparing this performance to the company’s peers and competitors.

The company defines “Non-GAAP Total Revenue” as total revenue plus acquisition-related deferred revenue. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules in order to appropriately measure the underlying performance of its business operations in the period of activity and associated expense. Further, the company believes this measure is useful to investors as a way to evaluate the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Adjusted Gross Profit” as gross profit, plus (1) acquisition-related deferred revenue adjustments, (2) depreciation, (3) amortization of product technologies, and (4) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Adjusted EBITDA” as net income, plus (1) acquisition-related deferred revenue, (2) depreciation, asset impairment, and the loss on disposal of assets, (3) amortization of product technologies and intangible assets, (4) change in fair value of equity investment, (5) acquisition-related expense, (6) interest expense, net, (7) income tax (benefit) expense, (8) regulatory and legal matters, and (9) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Product Development Expense” as product development expense, excluding stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to product innovation.

The company defines “Non-GAAP Sales and Marketing Expense” as sales and marketing expense, excluding stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to its sales and marketing strategies.

The company defines “Non-GAAP General and Administrative Expense” as general and administrative expense, excluding (1) asset impairment and (gain) loss on disposal of assets, (2) acquisition-related expense, (3) regulatory and legal matters, and (4) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support corporate activities and processes.

The company defines “Non-GAAP Operating Expense” as operating expense, excluding (1) asset impairment and (gain) loss on disposal of assets, (2) amortization of intangible assets, (3) acquisition-related expense, (4) regulatory and legal matters, and (5) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support ongoing operations.

The company defines “Non-GAAP Operating Income” as operating income, plus (1) acquisition-related deferred revenue, (2) asset impairment and (gain) loss on disposal of assets, (3) amortization of product technologies and intangible assets, (4) acquisition-related expense, (5) regulatory and legal matters, and (6) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Net Income” as net income, plus (1) income tax (benefit) expense, (2) acquisition-related deferred revenue, (3) asset impairment and (gain) loss on disposal of assets, (4) amortization of product technologies and intangible assets, (5) change in fair value of equity investment, (6) acquisition-related expense, (7) amortization of convertible note discount, (8) regulatory and legal matters, and (9) stock-based expense, less (10) provision for income tax expense based on an assumed rate in order to approximate the company’s long-term effective corporate tax rate.

The company defines “Non-GAAP Net Income per Diluted Share” as Non-GAAP Net Income divided by Non-GAAP Weighted Average Diluted Shares Outstanding. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines "Non-GAAP Weighted Average Diluted Shares Outstanding" as weighted average diluted shares outstanding excluding the impact of shares that are issuable upon conversions of our convertible notes. It is the current intent of the company to settle conversions of the convertible notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. We exclude these shares that are issuable upon conversions of our convertible notes because we expect that the dilution from such shares will be offset by the convertible note hedge transactions entered into in May 2017 in connection with the issuance of the convertible notes.

The company defines “Non-GAAP On Demand Revenue” as total on demand revenue plus acquisition-related deferred revenue. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense. Further, the company believes that investors and financial analysts find this measure to be useful in evaluating the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Ending On Demand Units” as the number of rental housing units managed by our clients with one or more of our on demand software solutions at the end of the period. We use ending on demand units to measure the success of our strategy of increasing the number of rental housing units managed with our on demand software solutions. Property unit counts are provided to us by our customers as new sales orders are processed. Property unit counts may be adjusted periodically as information related to our clients’ properties is updated or supplemented, which could result in adjustments to the number of units previously reported.

The company defines “Average On Demand Units” as the average of the beginning and ending on demand units for each quarter in the period presented. The company’s management monitors this metric to measure its success in increasing the number of on demand software solutions utilized by our clients to manage their rental housing units, our overall revenue, and profitability.

The company defines “ACV,” or Annual Client Value, as management’s estimate of the annual value of the company’s on demand revenue contracts at a point in time. The company’s management monitors this metric to measure its success in increasing the number of on demand units, and the amount of software solutions utilized by its clients to manage their rental housing units.

The company defines “RPU,” or Revenue Per Unit, as ACV divided by ending on demand units. The company monitors this metric to measure its success in increasing the penetration of on demand software solutions utilized by its clients to manage their rental housing units.

The company excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to each excluded item:

  Non-GAAP tax rate – The GAAP tax rate includes certain tax items which may include, but are not limited to: unusual or infrequently occurring items; benefits from stock compensation deductions for tax purposes that exceed the stock compensation expense recognized for GAAP; certain changes in estimates related to prior fiscal years; certain changes in the realizability of deferred tax assets and liabilities; and changes in tax law. In 2018 and 2019, the company uses a Non-GAAP tax rate of approximately 26% to approximate the company’s long-term effective corporate tax rate. We believe excluding these items assists investors and analysts in understanding the tax provision and the effective tax rate related to ongoing operations.
  Acquisition-related deferred revenue – These items are included to reflect deferred revenue written down for GAAP purposes under purchase accounting in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense.
  Asset impairment and (gain) loss on disposal of assets – These items comprise gains and/or losses on the disposal and impairment of long-lived assets, and impairment of indefinite-lived intangible assets, which are not reflective of the company’s ongoing operations. We believe exclusion of these items facilitates a more accurate comparison of the company’s results of operations between periods.
  Depreciation of long-lived assets – Long-lived assets are depreciated over their estimated useful lives in a manner reflecting the pattern in which the economic benefit is consumed. Management is limited in its ability to change or influence these charges after the asset has been acquired and placed in service. We do not believe that depreciation expense accurately reflects the performance of our ongoing operations for the period in which the charges are incurred, and are therefore not considered by management in making operating decisions.
  Amortization of product technologies and intangible assets – These items are amortized over their estimated useful lives and generally cannot be changed or influenced by the company after initial capitalization. Accordingly, these items are not considered by the company in making operating decisions. The company does not believe such charges accurately reflect the performance of its ongoing operations for the period in which such charges are incurred.
  Change in fair value of equity investment – This represents changes in fair value of our equity investment based on observable price changes in orderly transactions for an identical or similar investment of the same issuer. We believe exclusion of these items facilitates a more accurate comparison of our results of operations between periods as these items are not reflective of our ongoing operations.
  Acquisition-related expense – These items consist of direct costs incurred in our business acquisition transactions and the impact of changes in the fair value of acquisition-related contingent consideration obligations. We believe exclusion of these items facilitates a more accurate comparison of the results of the company’s ongoing operations across periods and eliminates volatility related to changes in the fair value of acquisition-related contingent consideration obligations.
  Amortization of the convertible note discount – This item consists of non-cash interest expense related to the amortization of the discount recognized on the convertible notes issued in May 2017. Management excludes this item, as it is not indicative of the company’s ongoing operating performance.
  Regulatory and legal matters – This item is comprised of certain regulatory and similar costs and certain legal settlement costs, such as costs related to the company’s Hart-Scott-Rodino Antitrust Improvements Act review process incurred in connection with our acquisitions or the settlement of certain legal matters. These items are excluded as they are irregular in timing and scope, and may not be indicative of our past and future performance. We believe exclusion of these items facilitates a more accurate comparison of the company’s results of operations between periods.
  Stock-based expense – This item is excluded because these are non-cash expenditures that the company does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of its control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to the company’s performance during the period in which the expenses are incurred.

Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30,	December 31,
	2019	2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$261,571	$228,159
Restricted cash	113,359	154,599
Accounts receivable, less allowances of $7,815 and $8,850 at June 30, 2019 and December 31, 2018, respectively	128,080	123,596
Prepaid expenses	17,411	19,214
Other current assets	17,046	15,185
Total current assets	537,467	540,753
Property, equipment, and software, net	156,213	153,528
Right-of-use assets	99,122	-
Goodwill	1,070,828	1,053,119
Intangible assets, net	262,711	287,378
Deferred tax assets, net	38,999	42,602
Other assets	23,783	20,393
Total assets	$2,189,123	$2,097,773

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$32,673	$25,312
Accrued expenses and other current liabilities	70,819	95,482
Current portion of deferred revenue	124,726	120,704
Current portion of term loans	20,166	16,133
Convertible notes, net	298,927	-
Customer deposits held in restricted accounts	113,358	154,601
Total current liabilities	660,669	412,232
Deferred revenue	3,924	4,902
Term loans, net	275,701	287,582
Convertible notes, net	-	292,843
Lease liabilities, net of current portion	113,511	-
Other long-term liabilities	14,999	37,190
Total liabilities	1,068,804	1,034,749
Stockholders’ equity:
Common stock, $0.001 par value: 250,000,000 shares authorized, 96,151,815 and 95,991,162 shares issued and 94,860,120 and 93,650,127 shares outstanding at June 30, 2019 and December 31, 2018, respectively	96	96
Additional paid-in capital	1,189,875	1,187,683
Treasury stock, at cost: 1,291,695 and 2,341,035 shares at June 30, 2019 and December 31, 2018, respectively	(34,109)	(65,470)
Accumulated deficit	(33,075)	(58,793)
Accumulated other comprehensive loss	(2,468)	(492)
Total stockholders’ equity	1,120,319	1,063,024
Total liabilities and stockholders’ equity	$2,189,123	$2,097,773

Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenue:
On demand	$235,185	$206,945	$461,704	$400,245
Professional and other	8,676	9,307	16,463	17,308
Total revenue	243,861	216,252	478,167	417,553
Cost of revenue(1)	95,708	81,942	185,902	154,779
Amortization of product technologies	9,900	9,127	19,414	17,422
Gross profit	138,253	125,183	272,851	245,352
Operating expenses:
Product development(1)	28,151	30,771	58,048	59,811
Sales and marketing(1)	49,120	40,664	93,943	78,344
General and administrative(1)	28,310	28,444	56,453	55,534
Amortization of intangible assets	10,402	8,496	20,238	16,585
Total operating expenses	115,983	108,375	228,682	210,274
Operating income	22,270	16,808	44,169	35,078
Interest expense and other, net	(8,029)	(8,518)	(14,009)	(16,188)
Income before income taxes	14,241	8,290	30,160	18,890
Income tax (benefit) expense	(822)	(189)	3,825	(490)
Net income	$15,063	$8,479	$26,335	$19,380

Net income per share attributable to common stockholders:
Basic	$0.16	$0.10	$0.29	$0.23
Diluted	$0.16	$0.09	$0.27	$0.22
Weighted average common shares outstanding:
Basic	91,914	85,124	91,703	83,156
Diluted	96,493	90,005	96,036	87,332

(1) Includes stock-based expense as follows:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Cost of revenue	$1,447	$1,168	$2,778	$2,003
Product development	2,016	2,645	4,496	4,808
Sales and marketing	6,383	4,470	11,733	8,011
General and administrative	6,019	5,412	11,771	9,191
	$15,865	$13,695	$30,778	$24,013

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income	$15,063	$8,479	$26,335	$19,380
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,016	25,129	56,840	48,389
Amortization of debt discount and issuance costs	3,279	3,109	6,513	6,121
Amortization of right-of-use assets	2,920	-	5,925	-
Deferred taxes	1,686	(1,819)	4,236	(2,973)
Stock-based expense	15,865	13,695	30,778	24,013
(Gain) loss on disposal and impairment of other long-lived assets	(17)	156	269	1,098
Change in fair value of equity investment	-	-	(2,600)	-
Acquisition-related consideration	294	722	699	1,124
Change in customer deposits	3,706	(11,135)	(46,546)	5,142
Other changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations	(2,427)	(6,887)	(9,072)	(74)
Net cash provided by operating activities	69,385	31,449	73,377	102,220

Cash flows from investing activities:
Purchases of property, equipment, and software	(12,593)	(9,833)	(23,466)	(22,493)
Acquisition of businesses, net of cash and restricted cash acquired	(17,528)	(137,475)	(17,528)	(137,475)
Purchase of other investment	(1,750)	-	(1,750)	(1,800)
Net cash used in investing activities	(31,871)	(147,308)	(42,744)	(161,768)

Cash flows from financing activities:
Payments on and proceeds from debt, net	(4,034)	(54,085)	(8,067)	(57,188)
Payments on finance lease obligations	(1,358)	(97)	(2,127)	(211)
Payments of acquisition-related consideration	(8,835)	(6,595)	(20,247)	(7,371)
Proceeds from public offering, net of underwriters’ discount and offering costs	-	441,799	-	441,799
Proceeds from exercise of stock options	1,192	2,701	3,069	7,739
Purchase of treasury stock related to stock-based compensation	(6,092)	(6,310)	(11,108)	(14,760)
Net cash (used in) provided by financing activities	(19,127)	377,413	(38,480)	370,008
Net increase (decrease) in cash, cash equivalents and restricted cash	18,387	261,554	(7,847)	310,460
Effect of exchange rate on cash	118	14	19	(113)

Cash, cash equivalents and restricted cash:
Beginning of period	356,425	214,124	382,758	165,345
End of period	$374,930	$475,692	$374,930	$475,692

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO
COMPARABLE GAAP MEASURES
(unaudited, in thousands, except per share data)

The following is a reconciliation of the non-GAAP financial measures used by RealPage to describe its financial results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). An explanation of these measures is also included under the heading “Explanation of Non-GAAP Financial Measures.”

While the company believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and the company may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Non-GAAP Total Revenue
Set forth below is a presentation of the company’s “Non-GAAP Total Revenue.” Please reference the “Explanation of Non-GAAP Financial Measures” section.
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenue (GAAP)	$243,861	$216,252	$478,167	$417,553
Acquisition-related deferred revenue	157	103	381	416
Non-GAAP Total Revenue	$244,018	$216,355	$478,548	$417,969

Adjusted Gross Profit
Set forth below is a presentation of the company’s “Adjusted Gross Profit.” Please reference the “Explanation of Non-GAAP Financial Measures” section.
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Gross profit (GAAP)	$138,253	$125,183	$272,851	$245,352
Acquisition-related deferred revenue	157	103	381	416
Depreciation	4,017	3,099	7,688	6,033
Amortization of product technologies	9,900	9,127	19,414	17,422
Stock-based expense	1,447	1,168	2,778	2,003
Adjusted Gross Profit	$153,774	$138,680	$303,112	$271,226

Adjusted EBITDA
Set forth below is a presentation of the company’s "Adjusted EBITDA." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income (GAAP)	$15,063	$8,479	$26,335	$19,380
Acquisition-related deferred revenue	157	103	381	416
Depreciation, asset impairment, and loss on disposal of assets	8,697	7,662	17,457	15,480
Amortization of product technologies and intangible assets	20,302	17,623	39,652	34,007
Change in fair value of equity investment	-	-	(2,600)	-
Acquisition-related expense	376	1,168	405	2,175
Interest expense, net	8,241	8,584	16,822	16,305
Income tax (benefit) expense	(822)	(189)	3,825	(490)
Regulatory and legal matters	352	-	352	-
Stock-based expense	15,865	13,695	30,778	24,013
Adjusted EBITDA	$68,231	$57,125	$133,407	$111,286

Non-GAAP Product Development Expense
Set forth below is a presentation of the company’s "Non-GAAP Product Development Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Product development expense (GAAP)	$28,151	$30,771	$58,048	$59,811
Less:Stock-based expense	2,016	2,645	4,496	4,808
Non-GAAP Product Development Expense	$26,135	$28,126	$53,552	$55,003

Non-GAAP Sales and Marketing Expense
Set forth below is a presentation of the company’s "Non-GAAP Sales and Marketing Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Sales and marketing expense (GAAP)	$49,120	$40,664	$93,943	$78,344
Less:Stock-based expense	6,383	4,470	11,733	8,011
Non-GAAP Sales and Marketing Expense	$42,737	$36,194	$82,210	$70,333

Non-GAAP General and Administrative Expense
Set forth below is a presentation of the company’s "Non-GAAP General and Administrative Expense." Please reference the "Explanation of Non-GAAP Financial Measures section.
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
General and administrative expense (GAAP)	$28,310	$28,444	$56,453	$55,534
Less: Asset impairment and (gain) loss on disposal of assets	(17)	156	269	1,098
Acquisition-related expense	376	1,168	405	2,175
Regulatory and legal matters	352	-	352	-
Stock-based expense	6,019	5,412	11,771	9,191
Non-GAAP General and Administrative Expense	$21,580	$21,708	$43,656	$43,070

Non-GAAP Operating Expense
Set forth below is a presentation of the company’s "Non-GAAP Operating Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Operating expense (GAAP)	$115,983	$108,375	$228,682	$210,274
Less: Asset impairment and (gain) loss on disposal of assets	(17)	156	269	1,098
Amortization of intangible assets	10,402	8,496	20,238	16,585
Acquisition-related expense	376	1,168	405	2,175
Regulatory and legal matters	352	-	352	-
Stock-based expense	14,418	12,527	28,000	22,010
Non-GAAP Operating Expense	$90,452	$86,028	$179,418	$168,406

Non-GAAP Operating Income
Set forth below is a presentation of the company’s "Non-GAAP Operating Income." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Operating income (GAAP)	$22,270	$16,808	$44,169	$35,078
Acquisition-related deferred revenue	157	103	381	416
Asset impairment and (gain) loss on disposal of assets	(17)	156	269	1,098
Amortization of product technologies and intangible assets	20,302	17,623	39,652	34,007
Acquisition-related expense	376	1,168	405	2,175
Regulatory and legal matters	352	-	352	-
Stock-based expense	15,865	13,695	30,778	24,013
Non-GAAP Operating Income	$59,305	$49,553	$116,006	$96,787

Non-GAAP Net Income
Set forth below is a presentation of the company’s "Non-GAAP Net Income" and "Non-GAAP Net Income per Diluted Share." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income (GAAP)	$15,063	$8,479	$26,335	$19,380
Income tax (benefit) expense	(822)	(189)	3,825	(490)
Income before income taxes	14,241	8,290	30,160	18,890

Acquisition-related deferred revenue	157	103	381	416
Asset impairment and (gain) loss on disposal of assets	(17)	156	269	1,098
Amortization of product technologies and intangible assets	20,302	17,623	39,652	34,007
Change in fair value of equity investment	-	-	(2,600)	-
Acquisition-related expense	376	1,168	405	2,175
Amortization of convertible note discount	2,717	2,562	5,393	5,086
Regulatory and legal matters	352	-	352	-
Stock-based expense	15,865	13,695	30,778	24,013
Non-GAAP income before income taxes	53,993	43,597	104,790	85,685
Assumed rate for income tax expense (1)	26.0%	26.0%	26.0%	26.0%
Assumed provision for non-GAAP income tax expense	14,038	11,335	27,245	22,278
Non-GAAP Net Income	$39,955	$32,262	$77,545	$63,407

Net income per diluted share	$0.16	$0.09	$0.27	$0.22
Non-GAAP Net Income per Diluted Share	$0.43	$0.37	$0.83	$0.74

Weighted average outstanding shares - basic	91,914	85,124	91,703	83,156
Non-GAAP adjusted diluted weighted average shares outstanding:
Weighted average outstanding shares - diluted	96,493	90,005	96,036	87,332
Dilution offset from convertible note hedge transactions	(2,528)	(2,116)	(2,368)	(1,720)
Non-GAAP diluted weighted average shares outstanding (2)	93,965	87,889	93,668	85,612

Non-GAAP On Demand Revenue
Set forth below is a presentation of the company’s "Non-GAAP On Demand Revenue." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
On demand revenue (GAAP)	$235,185	$206,945	$461,704	$400,245
Acquisition-related deferred revenue	157	103	381	416
Non-GAAP On Demand Revenue	$235,342	$207,048	$462,085	$400,661

Ending On Demand Units, Average On Demand Units, ACV, and RPU
Set forth below is a presentation of the company’s "Ending On Demand Units," "Average On Demand Units," "ACV," and "RPU." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Ending on demand units	16,505	15,531	16,505	15,531
Average on demand units	16,453	14,352	16,382	13,720

ACV	$942,436	$837,897
RPU	$57.10	$53.95

Non-GAAP Total Revenue Guidance
Set forth below is a presentation of the company’s "Non-GAAP Total Revenue" guidance for the three months ending September 30, 2019, and the twelve months ending December 31, 2019. Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	September 30, 2019		December 31, 2019
	Low (3)	High (3)	Low (3)	High (3)
Revenue (GAAP)	$252,955	$254,955	$986,560	$994,560
Acquisition-related deferred revenue	45	45	440	440
Non-GAAP Total Revenue	$253,000	$255,000	$987,000	$995,000

Non-GAAP Net Income Guidance
Set forth below is a presentation of the company’s "Non-GAAP Net Income" and "Non-GAAP Net Income per Diluted Share" guidance for the three months ending September 30, 2019, and the twelve months ending December 31, 2019. Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	September 30, 2019		December 31, 2019
	Low (3)	High (3)	Low (3)	High (3)
Non-GAAP Net Income:
Net income (GAAP)	$10,945	$13,015	$52,355	$57,235
Income tax expense	2,820	3,550	10,925	12,645
Income before income taxes	13,765	16,565	63,280	69,880

Acquisition-related deferred revenue	45	45	440	440
Asset impairment and loss on disposal of assets	-	-	270	270
Amortization of product technologies and intangible assets	21,350	21,150	81,350	80,950
Change in fair value of equity investment	-	-	(2,600)	(2,600)
Acquisition-related expense	1,090	1,090	1,650	1,650
Amortization of convertible note discount	2,760	2,760	10,950	10,950
Regulatory and legal matters	-	-	360	360
Stock-based expense	17,200	17,000	64,300	63,900
Non-GAAP income before income taxes	56,210	58,610	220,000	225,800
Expected effective tax rate (1)	26.0%	26.0%	26.0%	26.0%
Assumed provision for income tax expense	14,615	15,239	57,200	58,708
Non-GAAP Net Income	$41,595	$43,371	$162,800	$167,092

Net income per diluted share	$0.11	$0.13	$0.54	$0.59
Non-GAAP Net Income per Diluted Share	$0.44	$0.46	$1.73	$1.77

Non-GAAP adjusted diluted weighted average shares outstanding:
Weighted average outstanding shares - diluted	97,440	97,440	96,960	96,960
Dilution offset from convertible note hedge transactions	(2,790)	(2,790)	(2,610)	(2,610)
Non-GAAP diluted weighted average shares outstanding (2)	94,650	94,650	94,350	94,350

Adjusted EBITDA Guidance
Set forth below is a presentation of the company’s "Adjusted EBITDA" guidance for the three months ending September 30, 2019, and the twelve months ending December 31, 2019. Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	September 30, 2019		December 31, 2019
	Low (3)	High (3)	Low (3)	High (3)
Adjusted EBITDA:
Net income (GAAP)	$10,945	$13,015	$52,355	$57,235
Acquisition-related deferred revenue	45	45	440	440
Depreciation, asset impairment, and loss on disposal of assets	8,900	8,700	35,370	34,970
Amortization of product technologies and intangible assets	21,350	21,150	81,350	80,950
Change in fair value of equity investment	-	-	(2,600)	(2,600)
Acquisition-related expense	1,090	1,090	1,650	1,650
Interest expense, net	8,450	8,250	33,850	33,450
Income tax expense	2,820	3,550	10,925	12,645
Regulatory and legal matters	-	-	360	360
Stock-based expense	17,200	17,000	64,300	63,900

Adjusted EBITDA	$70,800	$72,800	$278,000	$283,000

(1)	A 26.0% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate. Please reference the “Explanation of Non-GAAP Financial Measures” section.

(2)	It is the current intent of the Company to settle conversions of the Convertible Notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. We exclude these shares that are issuable upon conversions of our convertible notes because we expect that the dilution from such shares will be offset by the convertible note hedge transactions entered into in May 2017 in connection with the issuance of the convertible notes.

(3)	Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The company may be required to revise its results upon finalizing its review of quarterly and full year results, which could cause or contribute to such differences. All information provided in this release is as of the date hereof and RealPage, Inc. undertakes no duty to update this information except as required by law. See additional discussion under "Cautionary Statement Regarding Forward-Looking Statements" above.

Contacts

RealPage, Inc.
Investor Relations
Rhett Butler, 972-820-3773
rhett.butler@realpage.com